UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 17, 2021

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2021, Mr. John Kitlen, who currently serves as Vice President, Controller and Chief Accounting Officer of Newmont Corporation (the “Company” or “Newmont”) notified the Company of his decision to retire in the third quarter of 2021. Mr. Kitlen is voluntarily retiring with eligibility under the disclosed retirement programs of the Company, and he will not receive additional pay or benefits beyond those programs. Mr. Kitlen will continue to work with Newmont to ensure a smooth and well-planned transition with his successor. The Company extends its sincere thanks and deep appreciation to Mr. Kitlen for his years of dedicated service as a valued leader in the Accounting and Internal Audit functions and for his important contributions to Newmont.

The Company is pleased to announce the appointment of Mr. Brian Tabolt to the role of Vice President, Controller and Chief Accounting Officer, effective as of May 17, 2021. Following the transition of the Chief Accounting Officer role on such date, Mr. Kitlen will continue to provide support to Mr. Tabolt and the Company’s Accounting function in an advisory capacity until his retirement in the third quarter. Mr. Tabolt, age 40, previously served as Molson Coors Beverage Company’s Vice President, Controller and Chief Accounting Officer since 2014. Prior to that role, he held other senior management roles within Molson Coors’ Accounting function, including as Senior Director of SEC Reporting and Technical Accounting and Senior Manager Technical Accounting. Mr. Tabolt began his career in public accounting with Deloitte, holds Bachelor and Master of Science degrees in Accounting from Pennsylvania State University and is a Certified Public Accountant.

In his new role with Newmont, Mr. Tabolt will participate in the Company’s standard compensation programs at the E5 Vice President level. Mr. Tabolt will also receive a sign-on award comprised of restricted stock units with a target value of $444,000, which will vest one-third per year. There are no other arrangements or understandings related to his appointment to the role between Mr. Tabolt and any other persons. Mr. Tabolt does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Mr. Tabolt has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: March 19, 2021

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